Exhibit 99.a

POWER OF ATTORNEY

Each of the undersigned Trustees of State Street Master Funds (the “Master Trust”) hereby constitutes and appoints Ellen Needham, Vice President, Lance Dial, Esq., Joshua Weinberg, Esq., Ryan Louvar, Esq., Mark Tuttle, Esq., and Scott Habeeb, Esq., each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Master Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Master Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky and/or corporate/trust laws of any state or other jurisdiction, including all documents necessary to ensure the Master Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Master Trust concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 16th day of February 2012.

SIGNATURE	TITLE

/s/ Rina K. Spence	Trustee
Rina K. Spence

/s/ William L. Boyan	Trustee
William L. Boyan

/s/ Michael F. Holland	Trustee
Michael F. Holland

/s/ Douglas T. Williams	Trustee
Douglas T. Williams